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                                                                    EXHIBIT 99.6

                    Form of Beneficial Owner Election Form

                        BENEFICIAL OWNER ELECTION FORM

     I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights ("Rights") to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of Midway Airlines Corporation (the "Company").

     In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated __________, 2000 (the "Prospectus").

     BOX 1.  [_]   Please do not exercise Rights for shares of the Common Stock.

     BOX 2.  [_]   Please exercise Rights for shares of the Common Stock as set forth below

                     Number of Rights   Subscription Price        Payment
                     ----------------   ------------------        -------
Basic Subscription
Privilege:           ___________  X          $5.20            = $______ (Line 1)


Over-Subscription
Privilege:           ___________  X          $5.20            = $______ (Line 2)


     By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

     Total Payment Required = $__________ (Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4).

     BOX 3.  [_]   Payment in the following amount is enclosed: __________

     BOX 4.  [_]   Please deduct payment from the following account maintained by you as follows:

                   _____________________    ________________
                     Type of Account          Account No.

                   Amount to be deducted:  $__________

Date: _______________, 2000      _______________________
                                       Signature